Datasheet: Third Quarter 2012

November.8.2012

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to over a billion consumer electronics products worldwide. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray™ Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment on a growing array of network-connected consumer devices. With the acquisition of SRS Labs, DTS strengthens its position as a leader in providing end-to-end audio solutions to the rapidly growing network entertainment sector. DTS Technology is in car audio systems, digital media players, DVD players, game console, home theaters, PCs, set-top boxes, smart phones, surround music content and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquartered are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of November 7, 2012)

Stock Symbol (NASDAQ): DTSI

Price: $20.85

52-Wk Range: $17.69 to $32.58

Market Capitalization: $394M

Q3 2012 Revenue by Market



Other
Home AV
Network Connected
Blu-ray
Automotive

2012 Revenue Outlook Assumptions

- 25% to 30% of revenue to come from Network-Connected Markets including:
  - Televisions
  - Smartphones
  - Tablets
  - Digital Media Players (DMPs)
  - PCs
- 25% to 30% of revenue to come from Blu-ray, including the following worldwide unit forecasts:
  - +/- 30M Standalone Players
  - +/- 12M Game Consoles
  - 7M to 8M PCs
- 12% to 15% of revenue to come from Automotive
- 20% of revenue to come from Home AV
- 5% of revenue to come from Broadcast
- Royalty Recoveries to be in the range of $2.0M to $3.0M

Key Financial Metrics

	Q3 2012		Q3 2011		2011 Actual	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$22.2M		$20.5M		$96.9M	
Gross Margins	91%		99%		99%	100%
Operating Margin	-58%	2%	20%	34%	31%	42%
Tax Rate	-49%		36%		39%	
Earnings Per Share	($1.04)	($0.61)	$0.17	$0.26	$1.04	$1.40
Cash Flow from Operations	$6.7M		$4.0M		$24.2M	
Stock-Based Compensation	$2.8M		$2.4M		$9.3M	
Acquisition Costs	$8.2M					
Amortization of Intangible Assets	$2.2M		$0.3M		$1.4M	
Capital Expenditures	$1.4M		$0.09M		$3.1M	
Weighted Shares Outstanding	18,329		17,434		17,575	

	Year To Date		2012 Outlook^		2013 Outlook	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$70.9M		$100M to $105M		$140M to $150M	
Gross Margins	97%					
Operating Margins	-8%	23%		Approx. 20%		Low to Mid 20's
Tax Rate	-167%				Mid to Upper 30's	
Earnings Per Share	($0.92)	($0.08)	($0.90) to ($1.00)	$0.05 to $0.20		
Cash Flow from Operations	$17.3M					
Stock-Based Compensation	$8.4M		$11M to $12M			
Acquisition Costs	$11M		$11M to $13M			
Amortization of Intangible Assets	$2.8M		+/- $5.5M			
Capital Expenditures						
Weighted Shares Outstanding	17,104		17,500			

*Excludes stock-based compensation costs, amortization of intangible assets and acquisition costs, as applicable. Also excludes their related tax effects for earnings per share.

^ 2012 Financial Outlook reflects less than one full quarter of SRS Labs revenue plus hardware and other revenue.

Datasheet: Third Quarter 2012

November.8.2012

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel
- Patrick Watson, EVP Corporate Strategy & Development
- Kris Graves, SVP Human Resources

Play-Fi: Simplifying The Audio Experience



Stream to every room from phones, tablets and pcs.
Bedroom
Kitchen & Living Room
Office

- Wireless solution initially for Android platform, long-term expectation for a platform agnostic solution
- Addresses multi-billion dollar potential market for connected device speaker systems
- Simple speaker set-up & flexible audio source set-up

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay royalty to use DTS technology and marks upon manufacture
- Inclusion in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- Lenovo, the world's largest PC manufacturer, releases new IdeaTab Tablet with SRS WOW HD™, a DTS technology
- Panasonic to integrate SRS TruMedia HD™, a DTS technology, into their new Android Tablet, the DoCoMo Tablet Live
- Acer to equip their new smartphones, E350 and Z110, with DTS Sound
- Yulong to integrate DTS Sound into their new Coopad™ Quattro 4G Smartphone
- DTS unveils DTS Play-Fi™ wireless audio platform for mobile and consumer electronics markets
- DTS donates more than 18,000 iWOW 3D audio enhancement adaptors to Support Our Troops Foundation

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio, as evidenced by our 86% market share of U.S. top 100 Blu-ray titles in 2011
- Delivering complete solutions for a connected world
  - Best-in-class end-to-end audio solutions
  - Global customer service and support
  - Deep network of industry relationships—DTS is a trusted partner

Trends Driving Digital Media & Connected Devices

- Consumers expect simplicity, function and low cost.
- Entertainment consumers are increasingly looking for transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.
- Blu-ray remains the format of choice for legacy optical disc playback and for delivery of the highest-quality entertainment and 3D experience.

Investor Relations Contacts

Anne McGuinness| DTS | 818.436.1036 | investor@dts.com | www.dts.com

John Christiansen | Sard Verbinnen & Co. I 415.618.8750 | jchristiansen@sardverb.com

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2012 and 2013 outlook and performance (which are as of November 8, 2012), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in "Part 1 Item 1A. Risk Factors" in DTS' Form 10-Q for the quarter ended September 30, 2012. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.